UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2018

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 16, 2018, STR Holdings, Inc., through its wholly owned subsidiary Specialized Technology Resources, Inc. (the “Company”), entered into an equipment purchase agreement and a technology license agreement (together, the “Agreements”) with a manufacturer of solar photovoltaic (PV) modules (the “Purchaser”).

Under the equipment purchase agreement, the Company will purchase from a third party specialized equipment (the “Equipment”) for the production of one of the Company’s proprietary encapsulants (the “Encapsulant”), resell the Equipment to the Purchaser, install the Equipment at a facility of the Purchaser and train Purchaser personnel in the Equipment’s use. Under the license agreement, the Company has granted the Purchaser the right to use the formula for the Encapsulant and certain of the Company’s production techniques to make or have made the Encapsulant for use in PV modules manufactured by the Purchaser. The license granted to the Purchaser is exclusive with respect to specified types of PV modules manufactured by the Purchaser, and nonexclusive as to all other types of PV modules. The Purchaser may also sublicense its rights under the technology license agreement to licensees of its PV module manufacturing processes.

Under the Agreements, the Purchaser will pay the Company an aggregate of $6 million. Payment under the Agreements is contingent upon successful completion of certain milestones relating to the qualification of the Encapsulant and installation, acceptance and operation of the Equipment. Subject to completion of the applicable milestones, the Company anticipates receipt of the initial payment of $1.75 million during the first quarter of 2018, with the balance to follow during the remainder of 2018 and 2019.

The Company does not expect the Agreements to impact or otherwise displace any of its existing business in the solar encapsulant market.

Forward-Looking Statement Disclaimer

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward looking statements include the anticipated amount and timing of the Company’s receipt of payments under the Agreements. The Company cannot assure that it will successfully achieve any of the milestones, or receive any of the payments that would be payable upon the achievement of any such milestones, on a timely basis if at all. The Company undertakes no obligation to publicly update any forward looking statement contained in this press release whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: January 22, 2018	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer